April 19, 1994


To:      Employees

From:    Roger C. Beach



                                Annual Meeting Proxy

Unocal's  1994 Annual Meeting will take place on April 25,  1994.
Please review the 1994 Proxy Statement that you have received in the mail with the Annual Report and take the opportunity to vote, sign and return your proxy.

As employees and stockholders, it is important for you to participate in the voting process. I want to assure you that your votes are kept absolutely confidential from Management.

If you have any questions regarding the proxy statement or the voting process, please contact the Investor Relations Department on Network Number 230 - 5084; 7547; or 5066.